Exhibit 99.3

Modavox Signs Binding Letter of Intent
Regarding Internet Radio Business

(PHOENIX and NEW YORK) January 7, 2010 -- Modavox, Inc. (OTCBB:MDVX), Internet broadcasting pioneer and holder of several patented technologies, today announced the apportion of certain assets and liabilities related to the Internet Radio division, the largest Internet-based Talk Radio network that has been broadcasting uninterrupted since 1997.

In an effort to further support Modavox’s new business strategy, and in conjunction with the recent repositioning of other corporate assets, Modavox has executed a Letter of Intent to transfer tangible and intangible assets related to historic and current operation of the Internet Radio division. This transaction will effectively transfer the business operations of the division to World Talk Radio, LLC, an Arizona based Limited Liability Company to be owned and operated by VoiceAmerica co-founder and ten year veteran Jeff Spenard, the former President of Internet Radio and former Board Member of Modavox. The new entity will continue all business operations to ensure uninterrupted service to all clients throughout the transition.

As a result of the transition of these assets and liabilities, Modavox will realize immediate reduction in net expenses, enabling management to focus all available resources on the recently announced corporate strategy that includes an expanded IP licensing structure as well as supporting the development and commercialization of Marketing Driven Technologies. Furthermore, as part of the strategy to streamline operations and to create non-encumbered revenues to support growth businesses, Modavox will receive a perpetual royalty as a percentage of gross revenue generated by World Talk Radio, LLC for as long as the new entity provides Internet radio services.

Mark Severini, Chief Executive Officer, explained the rationale behind the transaction. “While the Internet Radio Division has served an instrumental role in the history of Modavox and historically represented the majority of revenue for the company, after a thorough analysis of our operational divisions, it has become evident that the revenue growth and contribution margin trends no longer meet the objectives set forth in our Strategic Plan for our operational divisions. Internet radio exists within a mature market where growth and scale remain modest in comparison to our IP licensing strategy and core operating divisions. The new Modavox strategy represents opportunities for accelerated revenue growth and high profit margins through emerging and dynamic markets.”

David Ide, Modavox Chief Strategy Officer, remarked, “There is nobody better suited than Jeff Spenard to continue leadership of VoiceAmerica and establish ownership of this business to drive profitability in a smaller, privately held business structure. Mr. Spenard’s superior experience and leadership in the industry as well as his team of exceptional professionals are the main reasons Modavox is in alliance with World Talk Radio moving forward. We have tremendous confidence in Mr. Spenard and the entire VoiceAmerica team, and we look forward to sharing in their success for many years to come.”

Mr. Spenard was the co-founder of VoiceAmerica and led the acquisition of World Talk Radio in early 2007. Over the course of his ten-year tenure with the business, he served as Executive Producer, Network Director, VP of Sales, and most recently as Internet Radio President. “It is a tremendous honor to continue the work of those, including myself, who began this effort in 2000 and it is my desire to further the offering while supporting our World Talk Radio clients and associates. Modavox has been my focus for over ten years and will continue to be a strategic partner for years to come.”

Mr. Severini also stated, “Modavox must focus entirely on our new high growth business strategy and our IP licensing strategy. This means our capital and human resources are best allocated in support of our IP licensing efforts and the operational growth of the three divisions we have created under the Augme brand. We believe that we have identified an option that should prove beneficial for all parties. The transaction outlined in the LOI provides Modavox with a profitable revenue stream that can directly support our licensing efforts and our high growth business, while providing Mr. Spenard and the new WTR business an opportunity to establish a successful company in its own right. Above all, this move represents a significant step toward our goal of becoming cash flow positive by February 2011, reducing the overall cash needs of the company to achieve that goal.”

Modavox Board Chairwoman Ms. Shelly J. Meyers commented that, “One mark of a successful company is to have a disciplined approach to analyzing its business divisions to ensure that assets and resources are directed in support of those divisions most likely to provide superior revenue growth and profitability. This event is just the latest action in positioning the Company to fulfill our ongoing commitment to provide the highest value to Modavox Shareholders”.

About Modavox

Modavox, Inc. provides Internet applications and services based upon Marketing-driven technology platforms that enhance the delivery of marketing communications through intelligent distribution to all Internet-enabled devices.  In 2009, Modavox initiated a comprehensive business growth strategy aimed at fully leveraging the value of its technology and patent portfolio by accelerating the advanced development of technology platforms that apply the most valuable aspects of Modavox’s patents. In addition to the continued operation of BoomBox™ Radio – the largest Internet-based Talk Radio network that has been broadcasting uninterrupted since 1997 – Modavox now manages three newly defined operating divisions in the high growth markets of mobile marketing (AD LIFE™), video content delivery (AD BOOM™) and ad network provisioning (AD SERVE™). These three divisions, together with patents foundational to targeted Web-based communications, will enable Modavox to pioneer a new era in marketing and new media communications with Internet applications and services for targeted consumers and communities worldwide.   For more information, please visit www.modavox.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Seth Potter
ICR, Inc
646-277-1230